Exhibit 107
Calculation of Filing Fee Tables

FORM S-3
(Form Type)

AGROFRESH SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

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	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	-	-	-	-	-	-	$0.0000927	$0

Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.0001	415(a)(6)	(2)		(2)			S-3	333-229002	February 11, 2019	$24,240.00
	Equity	Preferred stock, par value $0.0001	415(a)(6)	(2)		(2)
	Other	Warrants	415(a)(6)	(2)		(2)
	Other	Rights	415(a)(6)	(2)		(2)
	Other	Units	415(a)(6)	(2)		(2)
	Debt	Debt Securities	415(a)(6)	(2)		(2)
	Unallocated (Universal) Shelf	-	457(o)	(2)		$200,000,000 (3)(4)

	Total Offering Amounts					$200,000,000		$0
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

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	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		-	-	-		-
Fee Offset Sources	-	-	-		-						-
Rule 457(p)
Fee Offset Claims	-	-	-	-		-	-	-	-	-
Fee Offset Sources	-	-	-		-						-

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
-	-	-	-	-	-	-

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(1)	An indeterminate amount of securities of each identified class is being registered as may from time to time be offered pursuant to this registration statement at indeterminate prices, along with an indeterminate number of shares that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. These securities may also be sold separately, together or as units with the other securities registered hereunder. The securities registered hereunder will have an aggregate offering price that does not exceed $200,000,000 or the equivalent in any other currency. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s securities that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.

(2)	Omitted pursuant to General Instruction II.D. of Form S-3.

(3)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)	In accordance with Rule 415(a)(6) of the Securities Act, the registrant is hereby including in this registration statement (the "Registration Statement") securities that were previously registered on the registration statement on Form S-3, File No. 333-229002 (the "Prior Registration Statement"), which became effective with the SEC on February 11, 2019, but that have not yet been sold by the registrant. In accordance with Rule 415(a)(6) of the Securities Act, offerings of securities on the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

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